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                          CONSENT OF PROPOSED DIRECTOR


         I hereby consent to being named in the Prospectus constituting part of the Registration Statement on Form S-1 of Premier Research Worldwide, Ltd. as a proposed member of the Board of Directors of Premier Research Worldwide, Ltd. and as having agreed to serve in such capacity.


Dated: January 3, 1997

                                             /s/ Philip Whitcome
                                             ------------------------
                                                 Philip Whitcome